Corporate Presentation October 2024 Developing Therapeutic Antibodies Targeting Allergic, Inflammatory and Proliferative Disease Exhibit 99.1

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Allakos Opportunity Novel Target Milestones Early Q1’25 – Report topline Phase 1 data of AK006 in patients with CSU AK006 (anti-Siglec-6 mAb) selectively inhibits multiple modes of mast cell activation Inhibits IgE-dependent and IgE-independent mast cell activation pathways, including IgE, KIT and MRGPRX2 Depletes mast cells by ADCP in the presence of activated macrophages Upcoming Data Catalysts and Expected Milestones AK006 has the potential to treat a broad range of mast cell driven diseases IV and SC formulations of AK006 achieved high Siglec-6 occupancy on skin mast cells SC Formulation of AK006 has high bioavailability and was well-tolerated AK006 is being tested in Chronic Spontaneous Urticaria (CSU) Significant Need for New Agents

Mast Cells Are Key Drivers of Inflammatory Disease IL-13

Mast Cells Play a Significant Role in Many Diseases

Leveraging the Native Inhibitory Function of Siglecs on Mast Cells Activated State Siglec-Mediated Inhibition Mast cells can be activated by numerous receptors leading to mast cell degranulation and release of histamine, TNFα and other inflammatory mediators Activation of Siglec-6 with an agonistic antibody activates inhibitor machinery inside cell which attenuates activating signals SOURCE: O’Sullivan J et al. Seminars in Immunology. 2023 Jul; 4; 69:101799

Program Indication Discovery Preclinical Phase 1 Phase 2 Phase 3 Milestone AK006 (Anti-Siglec-6) Healthy Volunteers & CSU CSU results expected early Q1’25 AK068 (Siglec-6/Siglec-8 Bispecific) Inflammatory Diseases Ongoing Undisclosed Inflammatory Diseases Ongoing Allakos Pipeline

AK006: Siglec-6 mAb that Selectively and Potently Inhibits Mast Cells

Siglec-6 Is Selectively Expressed on Human Tissue Mast Cells Gating Strategy for Immune Cells in Human Tissue Siglec-6 Expression Profile Siglec-6 represents a selective mast cell inhibitory receptor n=15 human donors SOURCE: Allakos data on file

AK006 was Designed to Activate the Native Function of Siglec-6 AK006 Mechanism of Action The inhibitory mechanism has the potential to inhibit multiple modes of mast cell activation Mast cell inhibition by AK006 requires Fc-Fc𝛾 receptor interaction AK006 has high residence time due to minimal receptor internalization, potentially leading to higher levels of inhibition AK006 induces antibody dependent cellular phagocytosis in the presence of activated macrophages

AK006 Displays High levels of Mast Cell Inhibition in Preclinical Studies AK006 inhibits IgE-dependent and IgE-independent modes of mast cell activation *** p < 0.001 SOURCE: Korver, W. et al Allergy 2024; Allakos data on file

Systemic Administration of AK006 Prevents Ex-Vivo IgE Activation of Mast Cells Multiple dosing of AK006 provides more potent Mast Cell inhibition Mast Cell Activation N = 4-6 mice per group SOURCE: Allakos data on file

AK006 Protects Against Systemic Anaphylaxis in Humanized Mice Humanized Model of Anaphylactic Death AK006 protects mice from IgE-induced anaphylactic death SOURCE: Schanin, J et al. Communications Biology 2022.

AK006 Reduces Human Mast Cells via Antibody-Dependent Cellular Phagocytosis in Preclinical Studies In addition to mediating broad inhibition, AK006 can reduce mast cell numbers * p < 0.05; **** p < 0.0001; n=2 human donors SOURCE: Benet Z, et al. AAAAI 2023 Presentation; Allakos data on file

AK006 Inhibits IgE-Mediated Mast Cell Activation Similar to Remibrutinib n=5 human donors SOURCE: Allakos data on file

AK006 in Phase 1 Clinical Study in Healthy Volunteers and Chronic Spontaneous Urticaria

AK006 Phase 1 Study Design Single Ascending Dose (SAD) and Multiple Ascending Dose (MAD) Cohorts in Healthy Volunteers Randomized, double-blind, placebo-controlled Intravenous AK006 SAD: 5, 20, 80, 240, 720 mg MAD: 80, 240, 720 mg monthly Subcutaneous AK006 150 and 720 mg Planned CSU Cohort Randomized, double-blind, placebo-controlled Moderate-to-severe antihistamine refractory CSU UAS7 score ≥16 and HSS7 score ≥8 at baseline Four doses of AK006 IV given monthly SAD and MAD Cohort Safety and tolerability Pharmacokinetics Pharmacodynamics Target receptor engagement in skin biopsies SC Bioavailability CSU Cohort Therapeutic activity assessed by changes in UAS7 at week 14 Safety and tolerability Trial Cohorts Endpoints

Subcutaneous AK006 has 77% Bioavailability SC and IV AK006 have good pharmacokinetic properties with a half life of 12-22 days

High Siglec-6 Occupancy is Observed at Low Doses Siglec-6 Receptor Occupancy (mean, %) Route Dose Cohort (mg) n S6 % Receptor Occupancy % Surface Siglec-6 Day 29† Baseline Day 29 Day 113* IV & SC PBO 19 0 2 2 103 SAD IV 5 7 0 45 - 82 20 6 0 92 - 68 80 6 0 96 - 133 240 6 0 94 93 162 720 6 0 101 94 139 SC 150 6 0 78 54 88 720 6 0 94 98 102 Each patient (n) received a biopsy at (1) baseline and (2) either Day 8 or Day 29; * Day 113 samples were not collected for 5mg, 20mg, 80mg dose groups † % Total Siglec-6 on cell surface at Day 29 relative to baseline The high occupancy levels on skin mast cells from healthy volunteer biopsies confirm that systemically administered AK006 has good distribution into the skin SC and IV AK006 provided mean Siglec-6 receptor occupancy >90% with low receptor internalization High doses of AK006 provided high occupancy at Day 113 suggesting the potential for infrequent dosing

AK006 was Well-Tolerated with a Favorable Safety Profile Single and multiple doses of IV AK006 and single doses of SC up to 720 mg were well-tolerated with a favorable safety profile. In the safety profile to date: No treatment emergent SAEs in subjects on AK006 There were no treatment emergent adverse events leading to discontinuation of AK006 There were no dose limiting toxicities The most common adverse events (≥10%) occurring more frequently in subjects on AK006 were headache and dysmenorrhea, all of which were mild-to-moderate in severity

AK006 for Chronic Spontaneous Urticaria

AK006 May Inhibit Disease Driving Pathways in Urticaria Activated mast cells drive the pathogenesis of urticaria via release of inflammatory mediators resulting in pruritis, vasodilation, and increased vascular permeability Blocking both IgE activation and IgE-independent mast cell activation could result in improved patient outcomes in CSU IgE activation of mast cells, from autoantibodies or allergens, has been identified as driving pathogenesis in a proportion of patients with chronic urticaria IgE-independent mast cell activation, via MRGPRX2 and other mast cell receptors, is also believed to contribute to symptoms SOURCE: Voss, M.; Int. J. Mol. Sci. 2021, 22, 4589. doi.org/10.3390/ijms22094589; Siiskonen H. Front Cell Neurosci. 2019;13:422. Published 2019 Sep 18. doi:10.3389/fncel.2019.00422 Urticaria

Chronic Spontaneous Urticaria Opportunity CSU affects up to 3 million adults in the U.S., with 2 million managed by a specialist (allergist or dermatologist)1,2 1. Maurer M, et al. Allergy. 2011 Mar;66(3):317-30. 2. Allakos allergist and dermatologist market research survey (N=208), Nov 2021. 3. Decision Resources Chronic Urticaria Report, Nov 2020. 4. Novartis 2021 annual report and earnings call An estimated 800K adults with CSU are biologic-eligible, yet only approximately 10% of eligible patients are currently on a biologic2,3 Currently only Xolair is approved for the treatment of antihistamine CSU. Xolair® (omalizumab) global CSU sales were estimated to be $1.6 billion in 20214

Chronic Spontaneous Urticaria Landscape Drug Name MOA UAS7 Response Opportunity Xolair® (omalizumab) Anti-IgE mAb Dose Group1 150 mg 300 mg Placebo Placebo >50% of patients continue to have symptoms Black box for anaphylaxis1 UAS7 -14.4 (-48%) -20.8 (-66%) -8.0 (-26%) -8.0 (-26%) UAS7=0 15% 36% 9% 9% Dupixent® (dupilumab) Anti IL-4/IL-13R mAb Dose Group2 300 mg 300 mg Placebo Placebo Q2W dosing Slow onset of action No improvement in Xolair failures3 UAS7 -20.5 (-65%) -20.5 (-65%) -12.0 (-37%) -12.0 (-37%) Barzolvolimab Anti KIT mAb Dose Group4 75 mg Q4W 150 mg Q4W 300 mg Q8W Placebo c-Kit is expressed on hematopoietic stem cells, melanocytes, CNS and germ cells5 UAS7 -17 (-56%) -23 (-75%) -24 (-76%) -10 (-35%) UAS7=0 23% 51% 38% 6% Dose Group6 25 mg BID Placebo BTK is expressed on hematopoietic cells including B cells, myeloid cells, and platelets7 Remibrutinib BTK Inhibitor UAS7 -20 & -20 (-65% & -65%) -12 to -14 (-40% to -46%) Warnings and Precautions: hemorrhage, infections, cardiac arrhythmias & failure, hypertension, cytopenia, malignancies8 UAS7=0 28% to 31% 7% to 11% SOURCE: 1.) Xolair Label; UAS7 scores are calculated change from baseline and percentage change; 2.) Sanofi PR 7/29/21 3.) Sanofi PR 2/18/22 4.) Celldex Presentation 11/6/23 5.) N.F. Russkamp et al. Experimental Hematology 2021;95:31−45 6.) Saini S, et al. ACAAI 2023 Presentation 7.) Garg N et. al. J Clin Med 2022; 11(20):6039

Financial Overview & Key Milestones

Data Catalysts and Expected Milestones Q2 2024: Report SAD and MAD safety, pharmacokinetics (PK), and pharmacodynamic (PD) results from the Phase 1 IV AK006 trial in healthy volunteers, including data to confirm Siglec-6 receptor occupancy in skin biopsy samples. Q2 2024: Initiate the randomized, double-blind, placebo-controlled Phase 1 trial of IV AK006 in patients with chronic spontaneous urticaria (CSU). Q3 2024: Report subcutaneous (SC) AK006 safety, PK, and PD results from the Phase 1 trial in healthy volunteers, including data to confirm Siglec-6 receptor occupancy in skin biopsy samples. Early Q1 2025: Report topline data from the Phase 1 trial of IV AK006 in patients with CSU.

Cash, Cash Equivalents and Investments in Marketable Securities as of December 31, 2023 $170.8 M – Estimated 2024 cash used in restructuring (lirentelimab closeout, severance and other costs) $30 M – Estimated 2024 cash used in ongoing business operations $55 to $60 M Estimated, Cash, Cash Equivalents and Investments in Marketable Securities at year end 2024 $81 to $86 M Common Shares Outstanding as of December 31, 2023 87.8 M Allakos expects that the restructuring activities will extend the cash runway into mid-2026 AK006 composition of matter to expire in 2042 without extensions Planning subcutaneous AK006 for Phase 2 studies Balance Sheet and IP Protection